EXHIBIT 23.4


                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form F-3) dated May 4, 2000, of Biovail Corporation for the registration of 150,000 shares of its common stock and to the incorporation by reference therein of our report dated February 29, 2000, with respect to the consolidated financial statements of Biovail Corporation included in its Annual Report (Form 20-F) for the year ended December 31, 1999, and in the Company's Form 6-K dated April 19, 2000, both filed with the Securities and Exchange Commission.




Toronto, Canada                                       /s/ Ernst & Young LLP
May 4, 2000                                           Chartered Accountants





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                                                                      EXHIBIT 24


                               Powers of Attorney
                          (included on signature page)